EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-146621) of Virgin Mobile USA, Inc. of our report dated March 14, 2008 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

Florham Park, New Jersey

March 14, 2008